Exhibit 99

News Release

First Regional	1801 Century Park East	Jack A. Sweeney
Bancorp	Century City, California 90067	Board Chairman
	Telephone (310) 552-1776	Chief Executive Officer
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL BANCORP ANNOUNCES FINANCIAL RESULTS FOR

THE THIRD QUARTER AND FIRST NINE MONTHS OF 2007

Financial Highlights Include:

•                  Net income for the third quarter and first nine months of 2007 reflect continued solid profitability

•                  Credit quality remains exceptionally strong

•                  Total assets, deposits and loans again reach new record highs

•                  Revenues from earning assets for the nine months rise over 7% to $127.9 million

•                  Total capital increases 24% to $168.3 million

CENTURY CITY, CALIF.  (October 23, 2007)  — First Regional Bancorp (NasdaqGM: FRGB) today reported that net income for the third quarter ended September 30, 2007 totaled $8.1 million, equal to 62 cents per diluted share, compared with $10.0 million, or 77 cents per diluted share, for the comparable quarter of 2006.

Net income for the first three quarters of 2007 was $25.7 million, equal to $1.98 per diluted share, compared with $28.1 million, or $2.16 per diluted share recorded in the corresponding months of 2006.  Revenues from earning assets for the first nine months totaled $127.9 million, an increase of approximately 8% from $118.9 million one year ago.

At September 30, 2007, total assets amounted to $2.110 billion, an increase of approximately 4% from $2.037 billion twelve months ago.  Total deposits rose 6% to $1.672 billion from $1.573 billion in 2006.  Net loans advanced by approximately 7% to $1.951 billion from $1.822 billion in the prior year.  Total capital at September 30, 2007 amounted to $168.3 million, an increase of 24% from $136.3 million one year earlier.  The increase in capital was achieved through the retention of earnings, notwithstanding the repurchase of shares pursuant to First Regional’s previously announced share repurchase program.

Jack A. Sweeney, chairman and CEO, commented:  “In view of the current challenging environment for financial institutions, we believe that First Regional continues to demonstrate strong performance.  We registered substantial profits and growth in our assets, deposits and net loans.

“First Regional’s long-standing focus on high credit quality continues to serve us well.  Non-performing assets totaled just $12,000 at September 30, 2007, compared to strengthened reserves of $22.0 million.  Further, we have never been involved in products such as sub-prime lending, and plan to maintain this posture.”

Mr. Sweeney continued:  “It should be noted that earnings for the third quarter were adversely affected by three factors.  First, we provided $900,000 to our reserve for loan losses in the third quarter of 2007, as opposed to no provision to reserves in last year’s third quarter.  The addition to reserves was made strictly to keep pace with continuing growth in our loan portfolio and changes in its composition, rather than as the result of any new problem loans or other credit quality issues.

“Second, salary and related benefit expense includes an $800,000 provision to reflect the accrued vacation time of First Regional’s employees.  This item was not deemed material in years past, but with the ongoing growth of our organization, it became appropriate to record it in our financial statements.  Since this provision covers the entire period from First Regional’s inception in 1979, this clearly is a one-time adjustment, and future changes in accrued vacation time will be recognized on an ongoing basis.

“Finally, other expense reflects a $300,000 provision for the estimated costs of discontinuing our custodial services program for third-party administrators of retirement accounts.  As previously announced, changes in the industry and regulatory environment reduced the profitability of this activity for us, and it is not central to our business model.  The discontinued operation is unrelated to First Regional’s Trust Administration Services business unit.”

Mr. Sweeney concluded:  “The present operating environment for financial companies is clearly challenging, with turmoil in some credit markets, uncertainty in the housing industry, slower growth, rising expenses, and pressure on net interest margins.  Without question, we are not impervious to these challenges, but our conservative philosophy and sound strategies continue to prove their validity.  Since our founding, our overriding objective has been to build a quality institution with financial strength and staying power.  We remain committed to profitable growth without compromising our lending standards and credit quality.

“Looking ahead, we benefit from the flexibility provided by our financial strength and our well-established market position.  Our talented team of banking professionals continues to compete successfully for new business while providing our customers with top-quality, individualized service.  At the same time, we remain keenly focused on the operating environment, and are prepared to act quickly and decisively to meet whatever challenges may arise.  We believe that by adhering to proven strategies we enhance our opportunities for success now and in the years ahead.  In this way, we intend to achieve our primary goal of building further value for our shareholders.”

First Regional Bancorp is a bank holding company headquartered in Century City.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of September 30	2007	2006

ASSETS:
Cash and due from banks	$59,006	$81,893
Federal funds sold	0	60,055
Cash and cash equivalents	59,006	141,948

Investment securities	32,069	18,178
Federal Home Loan Bank stock - at cost	8,930	12,748
Loans, net	1,950,700	1,821,654
Premises and equipment - net	5,536	3,793
Other real estate owned	0	0
Accrued interest receivable and other assets	53,750	38,529

Total assets	$2,109,991	$2,036,850

LIABILITIES AND CAPITAL:
Demand deposits	$407,583	$470,492
Savings deposits	53,702	49,182
Money market deposits	985,510	836,476
Time deposits	224,994	216,537

Total deposits	1,671,789	1,572,687

Funds purchased	0	0
Federal Home Loan Bank advances	150,000	220,000
Subordinated debentures	100,517	92,785
Accrued interest payable and other liabilities	19,357	15,094

Total liabilities	1,941,663	1,900,566

Stated capital	47,718	51,630
Retained earnings	120,575	84,649
Net unrealized gains (losses)
on available-for-sale securities	35	5

Total capital	168,328	136,284

Total liabilities and capital	$2,109,991	$2,036,850

Book value per share outstanding	$14.05	$11.18

Total shares outstanding	11,979,498	12,186,119

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006

Interest on loans	$43,678	$42,141	$126,430	$118,317
Interest on federal funds sold	120	54	332	129
Interest on investment securities	438	245	1,164	486

Total interest income	44,236	42,440	127,926	118,932

Interest on deposits	13,028	10,756	36,906	26,968
Interest on subordinated debentures	1,727	1,825	5,126	4,509
Interest on FHLB advances	1,677	2,046	4,871	6,941
Interest on other borrowings	2	1	11	5

Total interest expense	16,434	14,628	46,914	38,423

Net interest income	27,802	27,812	81,012	80,509

Provision for loan losses	900	0	1,200	3,891

Net interest income after provision
for loan losses	26,902	27,812	79,812	76,618

Other operating income	2,343	1,907	6,750	6,313

Salaries and related benefits	9,652	8,116	27,300	21,895
Occupancy expenses	903	754	2,684	2,058
Other expenses	4,620	3,230	11,929	9,602

Total other operating expenses	15,175	12,100	41,913	33,555

Income before provision for income taxes	14,070	17,619	44,649	49,376

Provision for income taxes	5,997	7,580	18,941	21,260

Net income	$8,073	$10,039	$25,708	$28,116

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2007	2006	2007	2006

Net income per share
Basic	$0.67	$0.82	$2.11	$2.31
Diluted	$0.62	$0.77	$1.98	$2.16

Average shares outstanding	12,115,113	12,178,163	12,180,854	12,153,387
Diluted average shares	12,950,792	13,025,291	12,969,213	12,988,816

Average equity	$167,548	$130,953	$160,372	$120,553
Average assets	$2,079,541	$1,965,099	$2,024,781	$1,920,169
Return on average equity (%)	19.12	30.41	21.43	31.18
Return on average assets (%)	1.54	2.03	1.70	1.96
Efficiency ratio (%)	50.34	40.71	47.76	38.65
Number of employees	291	250
Assets per employee (000s)	$7,251	$8,147

CREDIT QUALITY

Beginning reserve for loan losses (000’s)	$21,123	$20,313	$20,624	$17,577
Loan loss provisions	900	0	1,200	3,891
Loan recoveries	0	0	94	0
Loan charge-offs	0	87	50	1,028
Net change in allowance for unfunded loan commitments	(30)	(95)	125	(309)
Ending reserve for loan losses (000’s)	$21,993	$20,131	$21,993	$20,131

Nonperforming assets (000’s)	$12	$22
Nonperforming assets / gross loans (%)	0.00	0.00
Reserve for loan losses / Non-performing assets (%)	183275.00	91504.55
Reserve for loan losses / gross loans (%)	1.11	1.09

	(000’s omitted)
	For the Three Months Ended September 30,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$1,935,108	$43,678	8.95	$1,833,987	$42,141	9.12
Funds sold	6,991	120	6.81	4,836	54	4.43
Investment securities	32,072	438	5.42	19,602	245	4.96
Total earning assets	$1,974,171	$44,236	8.89	$1,858,425	$42,440	9.06

Deposits	$1,681,025	$13,028	3.07	$1,579,732	$10,756	2.70
Federal Home Loan Bank advances	128,967	1,677	5.16	151,250	2,046	5.37
Subordinated debentures	93,205	1,727	7.35	92,785	1,825	7.80
Funds purchased	485	2	1.64	67	1	5.92
Total bearing liabilities	$1,903,682	$16,434	3.42	$1,823,834	$14,628	3.18

Net interest spread (1)			5.46			5.88

Net interest margin (2)			5.59			5.94

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

	(000’s omitted)
	For the Nine Months Ended September 30,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$1,878,584	$126,430	9.00	$1,798,773	$118,317	8.79
Funds sold	7,714	332	5.75	3,939	129	4.38
Investment securities	30,526	1,164	5.10	14,143	486	4.59
Total earning assets	$1,916,824	$127,926	8.92	$1,816,855	$118,932	8.75

Deposits	$1,636,438	$36,906	3.02	$1,517,790	$26,968	2.38
Federal Home Loan Bank advances	123,078	4,871	5.29	188,707	6,941	4.92
Subordinated debentures	92,927	5,126	7.38	82,816	4,509	7.28
Funds purchased	261	11	5.63	45	5	14.86
Total bearing liabilities	$1,852,704	$46,914	3.39	$1,789,358	$38,423	2.87

Net interest spread (1)			5.54			5.88

Net interest margin (2)			5.65			5.92

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

The following is a schedule of new loans booked (not including loan renewals) by First Regional’s subsidiary, First Regional Bank, during each month of the third quarter of 2007:

Month	New Loans Booked
(000’s omitted)

July	$89,188
August	156,444
September	75,131
Third Quarter	$320,763

The following is a schedule describing the primary components of First Regional Bank’s loan portfolio as of September 30, 2007 and 2006:

	Disbursed Balance as of September 30, 2007	Percentage of Total	Disbursed Balance as of September 30, 2006	Percentage of Total
	(000’s omitted)		(000’s omitted)
Commercial Real Estate Loans
Construction Loans	$558,912	28.2%	$351,303	19.0%
Mini-Perm Loans	272,609	13.8%	292,310	15.8%
Bridge Loans	892,087	45.0%	980,701	53.0%
Other	26,931	1.4%	34,783	1.9%
	1,750,539	88.4%	1,659,097	89.7%
Commercial Non-Real Estate Secured Loans	$230,556	11.6%	$190,722	10.3%
			$
Total loans	$1,981,095	100.0%	1,849,819	100.0%
Less - Allowance for loan losses	21,993		20,131
- Deferred loan fees	8,402		8,034
Net Loans	1,950,700		1,821,654

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.